Exhibit 99.2

AMERICAN DG ENERGY INC. 45 FIRST AVE WALTHAM, MA 02451 ATTN: BONNIE BROWN
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR proposal 1 and FOR proposal 2.
	For	Against	Abstain
1.
Adoption of the Agreement and Plan of Merger, dated as of November 1, 2016, as the same may be amended from time to time (the “Merger Agreement”), by and among American DG Energy Inc. (“ADGE”), Tecogen Inc., a Delaware corporation (“Tecogen”), and Tecogen.ADGE Acquisition Corp., a Delaware corporation formed for the purpose of effecting the merger and a wholly-owned subsidiary of Tecogen (“Merger Sub”), pursuant to which Merger Sub will merge with and into ADGE, or the Merger, with ADGE continuing as the surviving entity (the “Merger”), approval of the transactions contemplated thereby, including the merger (the “ADGE Merger Approval Proposal").
	☐	☐	☐

2.
Approval of the adjournment or postponement of the ADGE Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the ADGE Special Meeting to approve the ADGE Merger Approval Proposal.
	☐	☐	☐

Note: The proxies may also vote on or transact such other business as may properly come before the ADGE Special Meeting, including any adjournment or postponement thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature Joint Owners	Date

Exhibit 99.2

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, are
available at www.proxyvote.com
______________________________________________________________________________________________________

AMERICAN DG ENERGY INC.
Special Meeting of Stockholders
[*], 2017
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints John N. Hatsopoulos, Benjamin Locke, Bonnie Brown, and Charles Maxwell, or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to vote all of the common stock of American DG Energy Inc. which the undersigned has the full power to vote at the Special Meeting of Stockholders of American DG Energy Inc. to be held at American DG Energy, In., 45 First Ave, Waltham, MA 02451, on [*], 2017, and at any adjournments thereof, in the transaction of any business which may come before Special Meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth on the reverse side, all as in accordance with the Notice of Special Meeting and Proxy Statement furnished with this Proxy.

Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Special Meeting or any postponement or adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Continued and to be signed on reverse side